Exhibit 1A-6E

Property Income Trust LLC

INVESTMENT AGREEMENT

This is an Agreement, entered into on __________________, 201_, by and between Property Income Trust LLC, a Delaware limited liability company (the “Company”) and ________________________ (“Purchaser”).

Background

I. The Company is offering for sale certain securities pursuant to an Offering Circular initially dated January 31, 2017 (as amended or supplemented from time to time), which has been qualified by the Securities and Exchange Commission under Regulation A and we refer to as the “Offering Circular.”

II. These securities are being offered through www.PropertyIncome.com and www.MasciaDev.com, which we refer to collectively as the “Site.”

NOW, THEREFORE, acknowledging the receipt of adequate consideration and intending to be legally bound, the parties hereby agree as follows:

1. Defined Terms. Capitalized terms that are not otherwise defined in this Investment Agreement have the meanings given to them in the Offering Circular. Words like “we” and “us” are sometimes used to refer to the Company and words like “you” and “your” are sometimes used to refer to Purchaser.

2. Purchase of Shares. Subject to the terms and conditions of this Investment Agreement, the Company hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from the Company, __________ Series A Investor Shares for $__________. In this Investment Agreement we refer to your Series A Investor Shares as your “Shares.”

3. No Right to Cancel. You do not have the right to cancel your subscription or change your mind. Once you sign this Investment Agreement, you are obligated to purchase the Shares.

4. Our Right to Reject Investment. In contrast, we have the right to reject your subscription for any reason or for no reason, in our sole discretion. If we reject your subscription, any money you have given us will be returned to you.

5. Your Shares. You will not receive a paper certificate evidencing your Shares. Instead, your Shares will be in electronic form only.

6. Terms of Use. The Terms of Use at the Site are part of your agreement with us. If there is any conflict between the Terms of Use and this Investment Agreement, the terms of this Investment Agreement will govern.

7. Your Promises. You promise that:

7.1. Accuracy of Information. All of the information you have given to us at the Site is accurate and we may rely on it. If any of the information you have given to us changes before we accept your subscription, you will notify us immediately. If any of the information you have given to us is inaccurate and we are damaged (harmed) as a result, you will indemnify us, meaning you will pay any damages.

7.2. Risks. You understand all of the risks of investing, including the risk that you could lose all of your money. Without limiting that statement, you have reviewed and understand all of the risks listed under “Risks of Investing” in the Offering Circular.

7.3. No Representations. Nobody has made any promises or representations to you, except the information in the Offering Circular. Nobody has guaranteed any financial outcome of your investment.

7.4. Your Legal Power to Sign and Invest. You have the legal power to sign this Investment Agreement and purchase the Shares. Your investment will not violate any contract you have entered into with someone else.

7.5. Acting On Your Own Behalf. You are acting on your own behalf in purchasing the Shares, not on behalf of anyone else (unless you are a trustee or acting in some other “fiduciary” capacity).

7.6. Financial Wherewithal. You can afford this investment, even if you lose your money. You don’t need this money for your current needs, like rent, mortgage, food, or utilities.

7.7. Restrictions on Transfer. You understand that the Shares may not be transferrable, and that securities laws also limit transfer. This mean you will probably be required to hold the Shares for an indefinite period of time without liquidity of any kind.

7.8. No Advice. We have not provided you with any investment, financial, or tax advice. Instead, we have advised you to consult with your own legal and financial advisors and tax experts.

7.9. Past Performance. You understand that even if the Company has been successful in the past, this doesn’t mean we will be successful with your Shares.

7.10. Money Laundering. The money you are investing was not acquired from “money laundering” or other illegal activities. You will provide us with additional information relating to the source of the funds if we reasonably believe we are required to request such information by law.

7.11. Additional Documents. You will execute any additional documents we request if we reasonably believe those documents are necessary or appropriate and explain why.

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8. Re-Purchase of Shares. If we decide that you provided us with inaccurate information or have otherwise violated your obligations, we may (but shall not be required to) repurchase your Shares for the amount you paid for it.

9. Governing Law. Your relationship with us shall be governed by Delaware law, without taking into account principles of conflicts of law.

10. Arbitration.

10.1. Right to Arbitrate Claims. If any kind of legal claim arises between us relating to your purchase of the Shares, either of us will have the right to arbitrate the claim, rather than use the courts. There are only three exceptions to this rule. First, we will not invoke our right to arbitrate a claim you bring in Small Claims Court or an equivalent court, if any, so long as the claim is pending only in that court. Second, we have the right to seek an injunction in court if you violate or threaten to violate your obligations. Third, disputes arising under the Company’s Operating Agreement will be handled as described in the Operating Agreement.

10.2. Place of Arbitration; Rules. All arbitration will be conducted in Wilmington, Delaware unless we agree otherwise in writing in a specific case. All arbitration will be conducted before a single arbitrator in accordance with the rules of the American Arbitration Association.

10.3. Appeal of Award. Within 30 days of a final award by the single arbitrator, you or we may appeal the award for reconsideration by a three-arbitrator panel. If you or we appeal, the other party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider all aspects of the initial award that are appealed, including related findings of fact.

10.4. Effect of Award. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act, and may be entered as a judgment in any court of competent jurisdiction.

10.5. No Class Action Claims. NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS. No party may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. An award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not (i) determine the rights, obligations, or Sharess of anyone other than a named party, or resolve any claim of anyone other than a named party, or (ii) make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this paragraph, and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this paragraph shall be determined exclusively by a court and not by the administrator or any arbitrator. If this paragraph shall be deemed unenforceable, then any proceeding in the nature of a class action shall be handled in court, not in arbitration.

11. Consent to Electronic Delivery. You agree that we may deliver all notices, tax reports and other documents and information to you by email or another electronic delivery method we choose. You agree to tell us right away if you change your email address or home mailing address so we can send information to the new address.

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12. Notices. All notices between us will be electronic. You will contact us by email at investors@propertyincome.com. We will contact you by email at the email address you used to register at the Site. Either of us may change our email address by notifying the other (by email). Any notice will be considered to have been received on the day it was sent by email, unless the recipient can demonstrate that a problem occurred with delivery. You should designate our email address as a “safe sender” so our emails do not get trapped in your spam filter.

13. Limitations on Damages. WE WILL NOT BE LIABLE TO YOU FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, EVEN IF YOU TELL US YOU MIGHT INCUR THOSE DAMAGES. This means that at most, you can sue us for the amount of your investment. You can’t sue us for anything else.

14. Waiver of Jury Rights. IN ANY DISPUTE WITH US, YOU AGREE TO WAIVE YOUR RIGHT TO A TRIAL BY JURY. This means that any dispute will be heard by an arbitrator or a judge, not a jury.

15. Execution of LLC Agreement. If we accept your subscription, then your signature of this Investment Agreement will also serve as your signature of the LLC Agreement, just as if you signed the LLC Agreement with pen and paper.

16. Miscellaneous Provisions.

16.1. No Transfer. You may not transfer your rights or obligations.

16.2. Right to Legal Fees. If we have a legal dispute with you, the losing party will pay the costs of the winning party, including reasonable legal fees.

16.3. Headings. The headings used in this Investment Agreement (e.g., the word “Headings” in this paragraph), are used only for convenience and have no legal significance.

16.4. No Other Agreements. This Investment Agreement and the documents it refers to (including the Terms of Use) are the only agreements between us.

16.5. Electronic Signature. You will sign this Investment Agreement electronically, rather than physically.

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Social Security Number (If You Are An Individual)

Spouse’s Social Security Number (If You Are Owning Jointly)

Or

Employer Identification Number (If You Are An Entity)

Mailing Address
Street 1

Street 2

City

State and Zip Code

Country

Primary Email Address
Email Address

[Signatures on Following Pages]

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SIGNATURE PAGE FOR AN INVESTOR WHO IS AN INDIVIDUAL

IN WITNESS WHEREOF, the undersigned has executed this Agreement effective on the date below.

Investor Signature	Second Signature, (only required for joint ownership)

Print Name	Print Name

Date Signed	Date Signed

ACCEPTED

PROPERTY INCOME TRUST LLC

By PIT Manager, LLC, as Manager

By:
Mark A. Mascia, as Manager

Date Signed: _____________________

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SIGNATURE PAGE FOR AN INVESTOR THAT IS A CORPORATION, PARTNERSHIP, OR LIMITED LIABILITY COMPANY

IN WITNESS WHEREOF, the undersigned has executed this Agreement effective on the date below.

By
Signature

Print Name

Print Title

Date Signed

ACCEPTED

PROPERTY INCOME TRUST LLC

By PIT Manager, LLC, as Manager

By:
Mark A. Mascia, as Manager

Date Signed: _____________________

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SIGNATURE PAGE FOR AN INVESTOR THAT IS A TRUST

IN WITNESS WHEREOF, the undersigned has executed this Agreement effective on the date first written above.

By
Signature

Print Name

Print Title

Date Signed

ACCEPTED

PROPERTY INCOME TRUST LLC

By PIT Manager, LLC, as Manager

By:
Mark A. Mascia, as Manager

Date Signed: _____________________

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SIGNATURE PAGE FOR AN INVESTOR THAT IS AN IRA

IN WITNESS WHEREOF, the undersigned has executed this Agreement effective on the date first written above.

By
Signature

Print Name

Print Title

Date Signed

ACCEPTED

PROPERTY INCOME TRUST LLC

By PIT Manager, LLC, as Manager

By:
Mark A. Mascia, as Manager

Date Signed: _____________________

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SIGNATURE PAGE FOR AN INVESTOR THAT IS A RETIREMENT PLAN

IN WITNESS WHEREOF, the undersigned has executed this Agreement effective on the date first written above.

By
Signature

Print Name

Print Title

Date Signed

ACCEPTED

PROPERTY INCOME TRUST LLC

By PIT Manager, LLC, as Manager

By:
Mark A. Mascia, as Manager

Date Signed: _____________________

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